                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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Check the appropriate box:

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     (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Nucor Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


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


  2100 Rexford Road  Charlotte, North Carolina 28211  Phone 704/366-7000  Fax
                                 704/362-4208

       NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

                                ANNUAL MEETING

  The 2001 annual meeting of stockholders of Nucor Corporation will be held in Morrison A & B of The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina, at 10:00 a.m. on Wednesday, May 9, 2001 to elect two directors for three years (and to conduct such other business as may properly come before the meeting).

  Stockholders of record at the close of business on March 12, 2001, are entitled to notice of and to vote at the meeting.

  It is important that you vote. Please sign and promptly return the enclosed proxy card, in the enclosed envelope, to ensure that you will be represented at the meeting. Your prompt attention is requested.

                         By order of the Board of Directors,

                                            TERRY S. LISENBY

                          Chief Financial Officer, Treasurer
March 23, 2001                  and Executive Vice President


         PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD
                IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

                              GENERAL INFORMATION



  The enclosed proxy is being solicited by the Board of Directors of Nucor for use at the 2001 annual meeting of stockholders to be held on Wednesday, May 9, 2001, and any adjournment. The proxy may be revoked by the stockholder by letter to the Secretary of Nucor received before the meeting, or by utilizing a ballot at the meeting. In addition to solicitation by mail, arrangements may be made with third parties, including brokerage firms and other custodians, nominees and fiduciaries, the cost of which will be paid by Nucor.

  The total number of outstanding shares of common stock as of February 28, 2001 was 77,585,508. Only stockholders of record at the close of business on March 12, 2001 are entitled to notice of, and to vote at, the meeting. A majority of the outstanding shares constitutes a quorum. In voting on matters other than the election of directors, each stockholder has one vote for each share of stock held. With respect to the election of directors, stockholders have cumulative voting rights, which means that each stockholder has the number of votes equal to the number of shares held times the number of directors to be elected. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. For matters other than the election of directors, abstentions are counted in tabulations of votes cast on proposals presented to stockholders, and have the effect of voting against such proposals; broker non-votes are not counted for purposes of determining whether a proposal has been approved. Directors are elected by plurality vote; thus, any shares not voted (abstention, broker non-vote or otherwise) have no effect. Unless otherwise specified, matters other than the election of directors require the vote of a majority of the shares represented at the meeting. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting, and is not revoked by the stockholder, and will give to the persons appointed as proxies the discretionary authority to cumulate votes.

  At December 31, 2000, State Farm Mutual Automobile Insurance Company and related entities beneficially owned, with voting and investment power, 7,100,725 shares (9.15%); FMR Corporation (Fidelity Funds) beneficially owned, with voting and investment power, 6,890,689 shares (8.88%); and Barclays Global Investors, N.A. and related entities beneficially owned, with voting and investment power, 3,890,932 shares (5.02%).

  The 2000 annual report of Nucor, including financial statements, is being mailed to all stockholders of record together with this proxy statement. Any stockholder proposal intended to be included in Nucor's proxy statement for its 2002 annual meeting of stockholders must be received by Nucor not later than November 23, 2001.

                             ELECTION OF DIRECTORS

  Nucor's Board of Directors recommends that Nucor's stockholders vote FOR the election of directors.

  Nucor's Board of Directors is divided into three classes. The term of two directors, Daniel R. DiMicco and James D. Hlavacek, expire in 2001; therefore, two places on Nucor's Board are to be filled at the 2001 annual meeting of stockholders. It is intended that votes will be cast pursuant to the enclosed proxy (unless authority is specifically withheld) for re-election of Mr. DiMicco and Mr. Hlavacek as directors for terms expiring in 2004 and until their successors are elected and qualified. They have agreed to continue to serve as directors if elected. If they should become unable to serve, the enclosed proxy will be voted for the election of such other persons, if any, as Nucor's Board of Directors may designate.

  Nucor's Board of Directors recommends a vote FOR the election of directors. Unless otherwise specified, proxies will be voted FOR the election of directors.

  The following table sets forth certain information about all of the directors, as of February 28, 2001:

                                                                    Common stock
                        Principal occupation                       "beneficially
                        and directorships in                        owned" (and
                                other            Director  Term      percent of
    Name (and age)        public companies        since   expires  class) (Note)
 H. David Aycock (70) Former Chairman and          1971    2003     629,266  (.81%)
                      Chief Executive Officer
                      of Nucor (from 1999 to
                      September 2000); Former
                      President of Nucor (from
                      1984 to 1991); Director,
                      Bowater Incorporated

 Peter C. Browning    Non-Executive Chairman       1999    2002       1,447     --
  (59)                of Nucor (effective
                      September 2000); Former
                      President and Chief
                      Executive Officer (from
                      1998 to 2000) and
                      President and Chief
                      Operating Officer (from
                      1995 to 1998), Sonoco
                      Products Company;
                      Director, Wachovia
                      Corporation, Lowe's
                      Companies, Inc., Phoenix
                      Home Life Mutual
                      Insurance Company and
                      National Service
                      Industries, Inc.

 Daniel R. DiMicco    President and Chief          2000    2001      41,653  (.05%)
  (50)                Executive Officer of
                      Nucor (effective
                      September 2000); Former
                      Executive Vice President
                      of Nucor (from 1999 to
                      2000); Former Vice
                      President of Nucor (from
                      1992 to 1999)

 Harvey B. Gantt (58) Principal Partner, Gantt     1999    2003         800     --
                      Huberman Architects

 Victoria F. Haynes   President and Chief          1999    2002         500     --
  (53)                Executive Officer,
                      Research Triangle
                      Institute (since 1999);
                      Former Vice President
                      and Chief Technical
                      Officer, The BF Goodrich
                      Company (from 1992 to
                      1999); Director, The
                      Lubrizol Corporation

 James D. Hlavacek    Managing Director,           1996    2001       1,700     --
  (57)                Market Driven Management

 Samuel Siegel (70)   Co-Founder and Vice          1968    2003     185,655  (.24%)
                      Chairman of Nucor;
                      Former Chief Financial
                      Officer of Nucor (from
                      1965 to 1999)

 All 26 directors and senior officers as a                        1,523,154 (1.96%)
  group (including those named above)

Note
Common stock "beneficially owned" includes (as defined by the rules of the Securities and Exchange Commission), the following shares not owned by the above-named persons, but which they have the right to acquire pursuant to the exercise of stock options: Mr. DiMicco, 16,966; all directors and senior officers as a group (including those named above), 254,927. The above-named persons had sole voting and investment power (and shared voting and investment power) over shares "beneficially owned", as follows: Mr. Aycock, 496,966 (132,300); Mr. Browning, 1,447 (none); Mr. DiMicco, 41,653 (none); Mr. Gantt, 800 (none); Ms. Haynes, 500 (none); Mr. Hlavacek, 1,700 (none); Mr. Siegel, 172,225 (13,430); all directors and senior officers as a group (including those named above), 1,353,288 (169,866).

                             CORPORATE GOVERNANCE

  The Board of Directors of Nucor had six meetings during 2000. Directors who are not senior officers are paid standard directors' fees of $10,000 quarterly, including meeting fees. The Non-Executive Chairman is paid $15,000 quarterly, including meeting fees. The non-executive directors who serve as chairman of a board committee receive an additional $750 per quarter. Directors who are not senior officers of Nucor are granted non-qualified stock options semi-annually with a target Black-Scholes annual value of $15,000. The Non-Executive Chairman is granted non-qualified stock options semi-annually with a target Black-Scholes annual value of $22,000. The options are granted on March 1 and September 1 of each year, are exercisable six months after the grant date and expire seven years after the grant date. Mr. Siegel was a co-founder of Nucor in its present form, and served Nucor as a senior officer for more than 34 years, until his retirement on December 31, 1999. He continues to serve as Nucor's Vice Chairman. Mr. Siegel receives $260,000 per year as consideration for his agreement not to compete with Nucor for five years after his retirement.

  The Board of Directors of Nucor has three committees: Audit Committee, Compensation and Executive Development Committee, and Governance and Nominating Committee. The responsibilities of the Audit Committee are identified in the Report of the Audit Committee. The members of the Audit Committee are Mr. Hlavacek (Chairman), Mr. Browning, Mr. Gantt and Ms. Haynes. The Audit Committee held three meetings during 2000.

  The Compensation and Executive Development Committee was formed in 2000. The Committee has the following functions: (1) review the compensation of the senior executives of Nucor to ensure that they are compensated effectively and consistently with the stated compensation strategy and that compensation is tied to the performance of the Company; (2) ensure that the profit sharing plans for employees of Nucor are consistent with the Company's performance and its compensation philosophy; and (3) review management development and succession plans. The members of the Compensation and Executive Development Committee are Ms. Haynes (Chairman), Mr. Browning, Mr. Gantt and Mr. Hlavacek. The newly formed Compensation and Executive Development Committee held one meeting during 2000.

  The Governance and Nominating Committee was also established in 2000. The Governance and Nominating Committee has the following functions: (1) review corporate governance issues; (2) consider and recommend nominees for election as directors and recommend director compensation; and (3) implement processes and procedures for the annual review of the Chief Executive Officer, Non-Executive Chairman and Board of Directors. The members of the Governance and Nominating Committee are Mr. Browning (Chairman), Mr. Aycock, Mr. DiMicco, Mr. Gantt, Ms. Haynes, Mr. Hlavacek and Mr. Siegel. The Committee held two meetings during 2000.

                         REPORT OF THE AUDIT COMMITTEE

  The responsibilities of the Audit Committee of the Board include: (1) considering the appointment of the independent auditors for the Company; (2) reviewing with the auditors the plan and scope of the audit and audit fees;
(3) reviewing the annual financial statements; (4) monitoring the adequacy of reporting and internal controls; and (5) meeting periodically with internal and independent auditors. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent. In 1999, the Audit Committee approved and adopted an Audit Committee Charter, which is attached to this Proxy Statement as Exhibit A.

  In connection with the December 31, 2000 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor's independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

  Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

PRINCIPAL ACCOUNTING FIRM FEES

  The Company incurred the following fees for services performed by PricewaterhouseCoopers LLP in 2000: Audit--$329,000; Financial Information Systems Design and Implementation--none; and All Other--$226,931.

THE AUDIT COMMITTEE

James D. Hlavacek, Chairman
Peter C. Browning
Harvey B. Gantt
Victoria F. Haynes

   REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE ON SENIOR
                             OFFICERS COMPENSATION

  Nucor's senior officers compensation program is significantly oriented towards Nucor's Senior Officers Cash and Stock Incentive Compensation Plans. These Senior Officers Incentive Plans directly link Nucor's performance and the senior officers' compensation. All of Nucor's senior officers, including the chief executive officer, participate in the Senior Officers Incentive Plans. These Senior Officers Incentive Plans began in 1966 and are based solely on Nucor's profitability, with a portion of each year's pre-tax earnings in excess of an earnings base payable to senior officers, partly in cash and partly in stock. The cash and stock are allocated for each year to senior officers according to base salary. Nucor's Compensation and Executive Development Committee reviews national surveys of the base salaries and total compensation of chief executive officers and senior officers in manufacturing companies with sales, assets and capital comparable to Nucor. The Committee then sets the base salaries of Nucor's chief executive officer and senior officers at a low level compared with the median for comparable positions in such other manufacturing companies. Nucor's Compensation and Executive Development Committee then also sets the earnings base for the Senior Officers Incentive Plans (below which nothing is payable), taking into consideration Nucor's growth, profitability and capital. Since the inception of the Senior Officers Incentive Plans in 1966, this earnings base (below which nothing is payable) has been increased eighteen times, from $500,000 to the present $240,000,000.

  All of Nucor's 155 key employees, including senior officers, participate in Nucor's Key Employees Incentive Stock Option Plans. Under the Incentive Stock Option Plans, stock options are granted at 100% of the market value on the date of grant, are exercisable six months after the grant date and expire seven years after the grant date. Stock option grants to Nucor's chief executive officer and senior officers are substantially below the median for comparable positions in manufacturing companies with sales, assets and capital comparable to Nucor. The dollar amount of options granted for key employees is established by the Compensation and Executive Development Committee. The Incentive Stock Option Plans provide incentive for all key employees, including the chief executive officer and senior officers, by further identifying their interests with those of Nucor's stockholders, since these key employees benefit only if Nucor's stockholders benefit by increases in Nucor's stock price.

  Nucor's senior officers do not participate in Nucor's Profit Sharing Plans. Nucor's senior officers do not participate in any pension plan.

  Nucor has received commendations for its long-term policy (more than 35 years) of linking senior officers' compensation to Nucor's performance. Since 1965, Nucor's sales have increased 20,000%; Nucor's net earnings have increased 491,000%; Nucor's stockholders' equity has increased 279,000%; and the total market value of Nucor's common stock has increased 20,000%.

THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

Victoria F. Haynes, Chairman
Peter C. Browning
Harvey B. Gantt
James D. Hlavacek

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities and Exchange Act of 1934 requires that our executive officers and directors file reports of their ownership and changes in ownership of Nucor common stock on Forms 3, 4, and 5 with the SEC and NYSE. In 1999, the initial filing on Form 3 for James R. Beard, a Vice President, inadvertently failed to report ownership of shares owned by Mr. Beard's wife. In 2000, the initial filing on Form 3 for James M. Coblin, a Vice President, inadvertently failed to report ownership of a portion of shares owned jointly with his wife. These shares were reported in Form 5's filed in February 2001.

  The following table sets forth compensation information for the current and former chief executive officer and for the other four highest-compensated senior officers whose cash compensation exceeded $100,000 for 2000:

                                                                  Summary Compensation Table

                                                                                     Long-Term
                                                          Annual Compensation      Compensation
                                                          -------------------- ---------------------
                                                                      Cash        Stock      Stock
                                                                   Incentive    Incentive   Options
                                                           Base   Compensation Compensation Granted
 Name (and age)             Principal Position(s)    Year Salary     (Note)       (Note)    (shares)

 Daniel R. DiMicco (50)   President and Chief        2000 291,320   411,550      304,840     9,088
                          Executive Officer          1999 214,984   172,180      127,494     2,422
                          (since September 2000)     1998 201,000   207,298      153,538     2,513

 H. David Aycock (70)     Former Chairman, Chief     2000 292,541   413,275      306,110     4,526
                          Executive Officer and      1999 358,082   286,787      212,398     4,845
                          President (until
                          September 2000)

 Terry S. Lisenby (49)    Chief Financial Officer,   2000 252,000   356,003      263,684     7,041
                          Treasurer and Executive    1999 156,000   124,940       92,524     2,422
                          Vice President; (since     1998 148,000   152,637      113,056     2,513
                          January 1, 2000);
                          previously Vice
                          President and Corporate
                          Controller

 Hamilton Lott, Jr. (51)  Executive Vice President   2000 252,000   356,003      263,684     7,041
                          (since 1999);              1999 167,074   133,809       99,101     2,422
                          previously Vice            1998 137,000   141,293      104,622     2,513
                          President

 D. Michael Parrish (48)  Executive Vice President   2000 252,000   356,003      263,684     7,041
                          (since 1998);              1999 230,000   184,206      136,428     3,214
                          previously Vice            1998 203,452   209,827      155,397     2,513
                          President

 Joseph A. Rutkowski (46) Executive Vice President   2000 252,000   356,003      263,684     7,041
                          (since 1998);              1999 230,000   184,206      136,428     3,214
                          previously Vice            1998 173,364   178,797      132,432     2,513
                          President

Note
All of Nucor's employees, except senior officers, participate in various incentive compensation plans which are based on Nucor's profitability and productivity. In addition, all of Nucor's employees, except senior officers, participate in Nucor's Profit Sharing Plans, pursuant to which Nucor contributes at least 10% of each year's pre-tax earnings. Nucor's senior officers participate only in Nucor's Senior Officers Cash and Stock Incentive Compensation Plans, which are based on Nucor's profitability. Pursuant to the Senior Officers Incentive Plans, a portion (approximately 3.5% for 2001 and
2000) of each year's pre-tax earnings (as defined) in excess of an earnings base ($240,000,000 for 2001 and 2000) is payable to senior officers, partly in cash and partly in stock, as incentive compensation. The cash and stock are allocated for each year to senior officers according to base salary. Since the inception of the Senior Officers Incentive Plans in 1966, the earnings base (below which nothing is payable) has been increased eighteen times, from $500,000 to the present $240,000,000. Pursuant to the Senior Officers Incentive Stock Plan, the above-named persons held shares of stock, which have been issued during the 35 years since the 1966 effective inception of the Stock Plan, and which were restricted as to transfer at December 31, 2000 (with "value" as defined by the rules of the Securities and Exchange Commission) as follows: Mr. DiMicco, 18,046 ($716,201); Mr. Aycock, none;
Mr. Lisenby, 13,164 ($522,446); Mr. Lott, 17,370 ($689,372); Mr. Parrish,
18,459 ($732,592); Mr. Rutkowski, 14,930 ($592,534). The above-named senior officers who are not also directors had common stock "beneficially owned" at February 28, 2001 as follows: Mr. Lisenby, 31,195; Mr. Lott, 43,352; Mr. Parrish, 46,900; Mr. Rutkowski, 38,511. Common stock "beneficially owned" includes the following shares not owned by the above-named senior officers who are not also directors, but which they have the right to acquire pursuant to the exercise of stock options: Mr. Lisenby, 14,919; Mr. Lott, 14,919; Mr. Parrish, 15,711; Mr. Rutkowski, 15,711.

  After thirty-six years of active employment and seven years of retirement, Mr. Aycock returned to Nucor in January of 1999 to assume the title of Chairman, and in June of 1999, the additional responsibilities of President and Chief Executive Officer. He stepped down from his active role in management in September 2000. He continued to serve on the Board of Directors during 2000 and has announced his decision to retire from the Nucor Board effective June 1, 2001. Mr. Aycock will receive $35,833 per month for a year and a lump sum payment of $215,000 in September 2001, for a total payment of $645,000 as consideration for his agreement not to compete with Nucor for one year.

  Nucor's Chief Executive Officer, Chief Financial Officer and Executive Vice Presidents have signed agreements not to compete with Nucor, under which they will receive as consideration their base salary for up to three years after cessation of employment.

  The following tables set forth stock option information for the current and former chief executive officer and for the four other highest-compensated senior officers whose cash compensation exceeded $100,000 for 2000:

                      Stock Option Grants in 2000 (Note)

                                                                          Potential Realizable
                                                                                Value of
                                                                        Stock Options Granted in
                               Stock Options Granted in 2000                      2000
                     -------------------------------------------------- -------------------------
                     Number Percent of Total                             5% Annual    10% Annual
                       of      Granted to    Exercise    Expiration     Stock Price  Stock Price
Name                 Shares  All Employees    Price         Date        Appreciation Appreciation

Daniel R. DiMicco    3,004        0.6%        $48.60  February 28, 2007   $59,434      $138,507
                     6,084        1.3%         36.16    August 31, 2007    89,561       208,715

H. David Aycock      4,526        0.9%         48.60   December 5, 2000      none          none

Terry S. Lisenby     3,004        0.6%         48.60  February 28, 2007    59,434       138,507
                     4,037        0.8%         36.16    August 31, 2007    59,428       138,492

Hamilton Lott, Jr.   3,004        0.6%         48.60  February 28, 2007    59,434       138,507
                     4,037        0.8%         36.16    August 31, 2007    59,428       138,492

D. Michael Parrish   3,004        0.6%         48.60  February 28, 2007    59,434       138,507
                     4,037        0.8%         36.16    August 31, 2007    59,428       138,492

Joseph A. Rutkowski  3,004        0.6%         48.60  February 28, 2007    59,434       138,507
                     4,037        0.8%         36.16    August 31, 2007    59,428       138,492

Note
155 key employees, including senior officers, participate in Nucor's Key Employees Incentive Stock Option Plans, pursuant to which stock options are granted at 100% of the market value on the date of grant. During 2000, key employees, other than the above-named senior officers, were granted stock options for 440,653 shares (91% of the total stock options granted to all employees), at the same exercise prices and expiration dates as the above-named senior officers. The potential realizable value of stock options granted to these other key employees was $7,403,995 at 5% annual stock price appreciation and $17,254,456 at 10% annual stock price appreciation. Due to his retirement, the options granted to Mr. Aycock in 2000 expired on December 5, 2000.

                        Stock Option Exercises in 2000
                  and Year-End 2000 Stock Option Data (Note)

                                                                                 "Value" of Unexercised
                                                        Number of Unexercised      In-the-Money Stock
                                                            Stock Options                Options
                     Stock Options Exercised in 2000      at Year-End 2000          at Year-End 2000
                     -------------------------------- ------------------------- -------------------------
Name                 Shares Acquired "Value" Realized Exercisable Unexercisable Exercisable Unexercisable
Daniel R. DiMicco         none             none         11,800        6,084       $2,563       $21,461

H. David Aycock           none             none           none         none         none          none

Terry S. Lisenby          none             none         11,800        4,037        2,563        14,241

Hamilton Lott, Jr.        none             none         11,800        4,037        2,563        14,241

D. Michael Parrish        none             none         12,592        4,037        2,563        14,241

Joseph A. Rutkowski       none             none         12,592        4,037        2,563        14,241

Note
"Value" (as defined by the rules of the Securities and Exchange Commission) is the excess of the market price over the exercise price. During 2000, key employees, other than the above-named senior officers, acquired 9,620 shares on exercise of stock options, with a "value" realized of $409,839. At year-end 2000, these other key employees had 907,814 unexercised stock options, 649,802 of which were exercisable and 258,012 were unexercisable. At year-end 2000, these other key employees had unexercised in-the-money stock options, with a "value" of $124,368 for exercisable stock options, and $910,137 for unexercisable stock options. The "value" of unexercised in-the-money stock options is calculated using the last published price per share at which Nucor common stock was traded on December 29, 2000 ($39.6875).

                            STOCK PERFORMANCE GRAPH

                  [GRAPH]                       This graphic comparison
                                                assumes the investment of
        Nucor     S&P 500   S&P Steel Group     $100 in Nucor Common Stock,
                                                $100 in the S&P 500 Index,
1995   $100.00    $100.00      $100.00          and $100 in the S&P Steel
1996     89.82     122.96        89.28          Group Index, all at year-end
1997     85.76     163.98        90.83          1995. The resulting
1998     77.59     210.84        78.74          cumulative total return
1999     99.40     255.22        97.10          assumes that cash dividends
2000     73.15     231.98        61.09          were reinvested. Nucor Common
                                                Stock comprised 46% of the
                                                S&P Steel Group Index at
                                                year-end 2000 (39% at year-
                                                end 1995).


                                 OTHER MATTERS

  Nucor's Board of Directors does not intend to present any matters to the meeting other than as set forth above, and knows of no other matter to be brought before the meeting. However, if any other matter comes before the meeting, or any adjournment, it is intended that the persons named in the enclosed proxy will vote such proxy according to their best judgment.

  Nucor's financial statements are audited by PricewaterhouseCoopers LLP. A representative of that firm will be present at the meeting with an opportunity to make a statement and answer appropriate questions.

                         By order of the Board of Directors,

                                           DANIEL R. DIMICCO

                                               President and
March 23, 2001                       Chief Executive Officer

         PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD
                IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

                                                                      EXHIBIT A

                         NUCOR AUDIT COMMITTEE CHARTER

  The Audit Committee shall be comprised entirely of outside directors that help the Board oversee the Company's internal controls, audits, financial reporting, and ethical business practices and policies. The Audit Committee meets regularly with the independent auditors, the manager of internal audit, and with management to review the adequacy of internal controls, changes in accounting policies, and the quality of financial reporting. The Audit Committee reviews the performance and fees of the independent public accountants and oversees their independence. Both the independent public accountants and the internal auditors have full access to members of the Audit Committee. Likewise, the Audit Committee members have full access to both the independent public accountants and the internal auditors.

                      Please sign, date, detach and mail
                             the proxy card below
                             as soon as possible!


               ------------------------------------------------


                                     NUCOR

                        Annual Meeting of Stockholders

                                  May 9, 2001




--------------------------------------------------------------------------------


                                     NUCOR

PROXY          2100 Rexford Road, Charlotte, North Carolina 28211
                   Phone (704) 366-7000     Fax (704) 362-4208

     Proxy solicited on behalf of Board of Directors of Nucor Corporation for 2001 annual meeting of stockholders, to be held at 10:00 A.M. on Wednesday, May 9, 2001, in Morrison A and B of The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina.

     Daniel R. DiMicco and Terry S. Lisenby, or either of them, with power of substitution, are appointed proxies to vote all shares of the undersigned at the 2001 annual meeting of stockholders, and any adjournment, on the following proposal, as set forth in the proxy statement, and upon such other matters as may properly come before the meeting:

            Elect two directors for three years
            (Nucor's Board of Directors recommends a vote FOR).
                                                          ---
     This proxy will be voted FOR the proposal, unless otherwise indicated.
                              ---
                    PLEASE SIGN AND DATE ON THE OTHER SIDE


--------------------------------------------------------------------------------

                      Please sign, date, detach and mail
                             the proxy card below
                             as soon as possible!


               -----------------------------------------------


                                     NUCOR

                        Annual Meeting of Stockholders
                                  May 9, 2001




             \/ Please Detach and Mail in the Envelope Provided \/

--------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.


  Nucor's Board of Directors recommends that you vote FOR
                                                      ---

                        VOTE
              FOR     WITHHELD
Elect         [_]       [_]      Nominees:
as directors                      Daniel R. DiMicco
the two                           James D. Hlavacek
nominees

(To withhold your vote for any nominee,
strike a line through that person's name.)


                                      This proxy will be voted FOR the proposal
                                                               ---
                                      unless otherwise indicated. If you wish to follow the recommendation of Nucor's Board of Directors, it is not necessary to check any of the boxes.

                                      PLEASE SIGN, DATE AND RETURN PROMPTLY
                                      IN ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.


Signed                                              Dated            , 2001
      --------------------------------------------        -----------
      (Please sign your name exactly as printed.)

--------------------------------------------------------------------------------